SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Investment Managers Series Trust
(Name of Registrant as Specified in Its Charter)

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CHARTWELL SMALL CAP VALUE FUND

June __, 2014

Dear Shareholder:

The shareholders of the Chartwell Small Cap Value Fund (the “Fund”) series of Investment Managers Series Trust (the “Trust”) are being asked to approve the appointment by the Trust’s Board of Trustees of Chartwell Investment Partners, Inc. as the investment adviser to the Fund.

Chartwell Investment Partners LP served as investment adviser to the Fund from the time the Fund commenced operations on November 9, 2011, until March 5, 2014.  On March 5, 2014, TriState Capital Holdings, Inc., a bank holding company, acquired Chartwell Investment Partners LP (the “Acquisition”), which reorganized into Chartwell Investment Partners, Inc. in connection with the Acquisition.  The Acquisition resulted in an assignment and termination of the Fund’s then-existing advisory agreement. In anticipation of the Acquisition and these related events, the Board of Trustees of the Trust approved a new advisory agreement on March 4, 2014 (the “New Agreement”) which allows Chartwell Investment Partners, Inc. to serve as the investment adviser to the Fund under terms substantially similar to those of the prior advisory agreement. The New Agreement is effective for 150 days from the date of the closing of the Acquisition, unless approved by the shareholders of the Fund, in which case the New Agreement will remain in effect for a two-year period.

To provide for continuity in the operation of the Fund, you are being asked to approve the New Agreement. Under the New Agreement, Chartwell Investment Partners, Inc. will continue to provide investment advisory services to the Fund, subject to the oversight of the Board of Trustees, under terms that are similar in all material respects to the prior advisory agreement and for the same fees that are currently in effect.

Neither the investment objective nor the investment strategies of the Fund have changed as a result of the Acquisition, and the investment advisory personnel of Chartwell Investment Partners, Inc. who provided services to the Fund continue to do so.

The Acquisition and the proposal are discussed in detail in the enclosed Proxy Statement. Approval of the New Agreement will neither alter the number of shares you own in the Fund nor cause a change to the advisory fees charged to the Fund.

The Board of Trustees has concluded that appointing Chartwell Investment Partners, Inc. as the investment adviser to the Fund would serve the best interests of the Fund and its shareholders.  The Board of Trustees recommends that you vote FOR the approval of the New Agreement after carefully reviewing the enclosed materials.

Your vote is important.  Upon completing your review, please take a moment to sign and return your proxy card in the enclosed postage paid return envelope.  If we do not hear from you after a reasonable amount of time, you may receive a telephone call from us reminding you to vote your shares.  On behalf of the Board of Trustees, we thank you for your continued investment in the Chartwell Small Cap Value Fund.

Sincerely,

John Zader

President

CHARTWELL SMALL CAP VALUE FUND

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held on July 15, 2014

A Special Meeting of Shareholders of the Chartwell Small Cap Value Fund (the “Fund”) series of Investment Managers Series Trust will be held on July 15, 2014, at ___ p.m., local time, at the office of Chartwell Investment Partners, Inc., 1235 Westlakes Drive, Suite 400, Berwyn, Pennsylvania 19312.  At the meeting, we will ask the shareholders of the Fund to vote on:

1.     Approval of a new investment advisory agreement between Investment Managers Series Trust, on behalf of the Fund, and Chartwell Investment Partners, Inc.; and

2.     Any other matters that properly come before the meeting.

The Board of Trustees of the Investment Managers Series Trust (the “Trust”) has unanimously approved Proposal 1. ACCORDINGLY, THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL.

Please read the accompanying Proxy Statement for a more complete discussion of the Proposal.

Shareholders of record of the Fund as of the close of business on May 30, 2014, are entitled to notice of, and to vote at, the Fund’s special meeting or any adjournment thereof.

YOUR VOTE IS IMPORTANT – PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.

You are invited to attend the Special Meeting.  If you cannot do so, please complete and return in the enclosed postage paid return envelope the accompanying proxy, which is being solicited by the Board of Trustees of the Trust, as promptly as possible.  This is important for the purpose of ensuring a quorum at the Special Meeting.  You may revoke your proxy at any time before it is exercised by signing and submitting a revised proxy, by giving written notice of revocation to the Trust at any time before the proxy is exercised, or by voting in person at the Special Meeting.

By order of the Board of Trustees,

John Zader

President

__________, 2014

IMPORTANT INFORMATION TO HELP YOU UNDERSTAND AND VOTE ON THE PROPOSAL

While we strongly encourage you to read the full text of the enclosed Proxy Statement, we are also providing you with a brief overview of the subject of the shareholder vote. Your vote is important.

QUESTIONS AND ANSWERS

Q. What is happening?

A. Chartwell Investment Partners, LP served as the investment adviser to the Fund from the Fund’s inception on November 9, 2011 until March 5, 2014. On March 5, 2014, TriState Capital Holdings, Inc. (“TriState”), a bank holding company, acquired Chartwell Investment Partners, LP (the “Acquisition”), which reorganized into Chartwell Investment Partners, Inc. in connection with the Acquisition.  The Acquisition resulted in an assignment and termination of the Fund’s then-existing advisory agreement (the “Initial Agreement”). In anticipation of the Acquisition and these related events, the Board of Trustees of the Trust approved a new advisory agreement on March 4, 2014 (the “New Agreement”), which allows Chartwell Investment Partners, Inc. to continue to serve as the investment adviser to the Fund under terms substantially similar to those of the Initial Agreement. The New Agreement is effective for 150 days from the closing of the Acquisition, unless approved by the shareholders of the Fund, in which case the New Agreement will remain in effect for a two-year period.

To provide for continuity in the operation of the Fund, the Board has determined that it is appropriate to seek shareholder approval of the New Agreement at a special meeting of shareholders of the Fund (the “Meeting”). Under the New Agreement, Chartwell Investment Partners, Inc. will provide investment advisory services to the Fund, subject to the oversight of the Board of Trustees, under terms that are similar in all material respects to the Initial Agreement and for the same fees that are currently in effect.

Neither the investment objectives nor the investment strategies of the Fund have changed as a result of the Acquisition, and the investment advisory personnel of Chartwell Investment Partners LP who provided services to the Fund prior to the Acquisition will continue to do so under the New Agreement, if approved by the shareholders.

Q. What proposal am I being asked to vote on?

A. At the Meeting, you will be asked to vote on the following proposal, and to transact any other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof: To approve a new investment advisory agreement between Investment Managers Series Trust (the “Trust”) and Chartwell Investment Partners, Inc. (the “Proposal”).

Q. Why are you sending me this information?

A. You are receiving these proxy materials because you own shares in the Fund and have the right to vote on this very important proposal concerning your investment.

Q. How will the Transaction or the approval of the New Agreement affect me as a Fund Shareholder?

A. The Fund’s investment objectives will not change as a result of the completion of the Acquisition or the approval of the New Agreement, and you will still own the same shares in your Fund. The terms of the New Agreement are the same as the Initial Agreement in all material respects except for the new commencement date and the 150-day term (which will be extended to two years if the New Agreement is approved by the Fund’s shareholders). The advisory fee rates will remain the same as under the Initial Agreement. If approved by the shareholders, the New Agreement will have an initial two-year term and will be subject to annual renewal thereafter.  The portfolio managers who have managed the Fund since its inception will continue to manage the Fund under the New Agreement.

Q. Will the Fund’s name change?

A. No. The Fund’s name will not change.

Q. Has the Board of Trustees approved the New Agreement for the Fund and how does the Board of Trustees recommend that I vote?

A. The Board of Trustees unanimously approved the New Agreement at a meeting held on March 4, 2014, and recommends that you vote FOR the proposal.

Q. Who will bear the costs related to this proxy solicitation?

A. Chartwell Investment Partners, Inc. has agreed to bear all such costs.

Q. Who is entitled to vote?

A. If you owned shares of the Fund as of the close of business on May 30, 2014 (the “Record Date”), you are entitled to vote.

Q. When and where will the Meeting be held?

A. The Meeting will be held at the offices of Chartwell Investment Partners, Inc., on July 15, 2014, at ____ p.m. Eastern time.

Q. How do I vote my shares?

A. For your convenience, there are several ways you can vote:

•	By Mail: Vote, sign and return the enclosed proxy card(s) in the enclosed self-addressed, postage-paid envelope;

•	By Telephone: Call the number printed on the enclosed proxy card(s);

•	By Internet: Access the website address printed on the enclosed proxy card(s); or

•	In Person: Attend the Meeting as described in the Proxy Statement.

Q. What vote is required to approve the proposal?

A. Approval of the New Agreement requires the affirmative vote of a “majority of the outstanding voting securities” of the Fund, which, under the Investment Company Act of 1940, as amended, means an affirmative vote of the lesser of (a) 67% or more of the shares of the Fund present at the Meeting or represented by proxy if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (b) more than 50% of the outstanding shares of the Fund.

Q. What happens if I sign and return my proxy card but do not mark my vote?

A. Your proxy will be voted in favor of the proposal.

Q. May I revoke my proxy?

A. You may revoke your proxy at any time before it is exercised by giving notice of your revocation to the Fund in writing, or by the execution and delivery of a later-dated proxy. You may also revoke your proxy by attending the Meeting, requesting the return of your proxy and voting in person.

Q. How can I obtain a copy of the Fund’s annual or semi-annual report?

A. If you would like to receive a copy of the latest annual or semi-annual report(s) for the Fund, please call 1-888-995-5505, or write to Chartwell Fund, P.O. Box 2175, Milwaukee, Wisconsin 53201. The reports will be furnished free of charge.

Q. Whom should I call for additional information about this Proxy Statement?

A. If you need any assistance, or have any questions regarding the proposal or how to vote your shares, please call the Fund’s proxy information line at (877) 732 3616.  Representatives are available Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern time.

INVESTMENT MANAGERS SERIES TRUST

PROXY STATEMENT
TO SHAREHOLDERS OF THE
CHARTWELL SMALL CAP VALUE FUND

The Board of Trustees of Investment Managers Series Trust (the “Trust”) is sending this Proxy Statement to the shareholders of the Chartwell Small Cap Value Fund series of the Trust (the “Fund”) in connection with the solicitation of voting instructions for use at a special meeting of shareholders of the Fund (the “Meeting”) for the purposes set forth below and in the accompanying Notice of Special Meeting of Shareholders.

This Proxy Statement is being mailed on or about ______, 2014, to the shareholders of the Fund of record as of May 30, 2014 (the “Record Date”).  As of the Record Date, ______ shares of the Fund’s Class A shares and ______ shares of the Fund’s Class I shares were issued and outstanding.  Information on shareholders who owned beneficially more than 5% of the shares of the Fund as of the Record Date is set forth in Appendix A.  To the knowledge of the Trust, the executive officers and trustees of the Trust as a group owned less than 1% of the outstanding shares of the Fund and of the Trust as of the Record Date.

Important Notice Regarding Availability of Proxy Materials for the Meeting to be Held on July 15, 2014.  This Proxy Statement is available on the Internet at www.proxyonline.com/docs/chartwell715.pdf.

INTRODUCTION

On March 4, 2014, the Board of Trustees (the “Board”) appointed Chartwell Investment Partners, Inc. as investment adviser to the Fund.  Chartwell Investment Partners, LP served as the Fund’s investment adviser from the commencement of Fund operations on November 9, 2011 until March 5, 2014.  On March 5, 2014, TriState Capital Holdings, Inc. (“TriState”), a bank holding company, acquired Chartwell Investment Partners, LP (the “Acquisition”), which reorganized into Chartwell Investment Partners, Inc. in connection with the Acquisition.  Other than the change in ownership, the reorganization of Chartwell Investment Partners, LP into Chartwell Investment Partners, Inc. did not result in any material changes to its operations.  Under the Investment Company Act of 1940, as amended (the “1940 Act”), the Acquisition automatically terminated Chartwell Investment Partners, LP’s then-current investment advisory agreement with the Fund.

In anticipation of the Acquisition and these related events, the Board of Trustees of the Trust approved on March 4, 2014, a new investment advisory agreement with Chartwell Investment Partners, Inc. (the “New Agreement”) effective on the date of closing of the Acquisition, to continue to manage the Fund subject to oversight by the Board of Trustees.  The New Agreement has substantially the same terms as the previous investment advisory agreement between the Trust, with respect to the Fund, and Chartwell Investment Partners, LP.

The 1940 Act requires a new investment advisory agreement of a registered investment company to be approved by a majority vote of the outstanding voting securities of that investment company.  Rule 15a-4 under the 1940 Act provides a temporary exemption from the shareholder approval requirement for an interim period of up to 150 days after termination of an advisory contract provided the advisory compensation paid during the interim period is no greater than the compensation paid under the previous advisory agreement, and provided the investment company’s board of trustees, including a majority of the independent trustees, has approved the interim investment advisory agreement.  Pursuant to Rule 15a-4, the Board of Trustees has appointed Chartwell Investment Partners, Inc. to continue to serve as the interim investment adviser to the Fund and is seeking to obtain approval of the New Agreement by the shareholders of the Fund.  The New Agreement will terminate with respect to the Fund 150 days after its effective date (on August 2, 2014) unless it is approved by a majority of the shareholders of the Fund.

PROPOSAL 1:  APPROVAL OF NEW INVESTMENT ADVISORY AGREEMENT

On March 4, 2014, the Board of Trustees approved the New Agreement and appointed Chartwell Investment Partners, Inc. as investment adviser to the Fund.  None of the Trustees is an “interested person” of Chartwell Investment Partners, Inc., as that term is defined in the 1940 Act.  A copy of the New Agreement is included as Appendix B to this Proxy Statement, and all references to the New Agreement are qualified by reference to Appendix B.

Consideration of New Agreement

The Board met on March 4, 2014, to consider the terms of the New Agreement.  At that meeting, the Board reviewed information regarding the acquisition of Chartwell Investment Partners, LP by TriState, which is the registered bank holding company for TriState Capital Bank, a commercial bank serving middle-market businesses and high net worth individuals.

The Board also reviewed information about the performance of the Fund since its commencement on November 10, 2011.  The Board observed the Fund had outperformed the Russell 2000 Value Index in 2013, but had underperformed relative to the median of a peer group of funds selected by Morningstar, Inc. from its small core fund category (returning 38.78% compared to the median of 39.19%) and the median of the small core fund category (which was 39.21%), and had underperformed relative to the Index (returning 25.67% compared to the Index return of 26.67%), since the Fund’s inception.

The Board noted that no changes to the Fund’s advisory fees or expense caps were being proposed in connection with the Acquisition.  The Board also considered Chartwell Investment Partners, LP’s indication that, except as described above, it did not anticipate that the Acquisition would result in any material changes to the information it previously presented to the Board in connection with the Board’s annual review of the original investment advisory agreement with respect to the Fund (the “Initial Agreement”) in August and September 2013.

Consideration of Initial Agreement

At its August and September 2013 meetings, the Board considered a variety of matters in connection with the annual renewal of the Initial Agreement, including information about Chartwell Investment Partners, LP’s organization and financial condition; information regarding the background and experience of its personnel providing services to the Fund; reports comparing performance of the Fund with returns of the Russell 2000 Value Index and a group of comparable funds selected by Morningstar, Inc. (the “Performance Peer Group”) from its small core fund category (the “Performance Universe”); reports regarding the investment advisory fees and total expenses of the Fund compared with those of a group of comparable funds selected by Morningstar, Inc. (the “Expense Peer Group”) from its small blend fund category (the “Expense Universe”); and information about Chartwell Investment Partners, LP’s policies and procedures, including its compliance manual and brokerage and trading procedures.

The Board considered information included in the meeting materials regarding the performance of the Fund.  The Board noted that the materials they reviewed indicated that the annualized total return of the Fund for the one-year period ended June 30, 2013, was lower than the Performance Peer Group median return by 471 basis points, the Performance Universe median return by 175 basis points, and the Russell 2000 Value Index return by 146 basis points.  The Board noted that Chartwell Investment Partners, LP’s stock selection had generally contributed positively to performance for the period, but that the Fund’s results had been impeded by its substantial cash position.

The Board also considered the overall quality of services provided by Chartwell Investment Partners, LP to the Fund.  In doing so, the Board considered Chartwell’s specific responsibilities in day-to-day management and oversight of the Fund, as well as the qualifications, experience and responsibilities of the personnel involved in the activities of the Fund.  The Board also considered the overall quality of Chartwell’s organization and operations, and its compliance structure and compliance procedures.

The Board considered information included in the meeting materials regarding the investment advisory fees and total expenses of the Fund.  With respect to the advisory fees paid by the Fund, the Board noted that the meeting materials indicated that the investment advisory fees (gross of fee waivers) were the same as the median of the Fund’s Expense Peer Group and higher than the median of the Expense Universe (by 15 basis points).  The Board noted, however, that in the year ended June 30, 2013, Chartwell Investment Partners, LP had waived its entire advisory fee and subsidized a portion of the Fund’s operating expenses.  The Board also observed that the fees charged by Chartwell to the Fund were higher than the average fee charged by it for similarly managed accounts, but noted that due to asset capacity constraints, accounts opened after the Fund’s commencement generally paid higher advisory fees.  The Board also noted that Chartwell devoted significant additional resources to the Fund to maintain compliance with requirements under the 1940 Act that do not apply to its separate account clients.  In considering the total expenses paid by the Fund, the Board observed that the total expenses (net of fee waivers) were lower than the median expenses for the Expense Peer Group but higher than the median expenses for the Expense Universe (by three basis points).  The Board noted, however, that as of June 30, 2013, the Fund’s asset size was significantly smaller than the average net assets of the funds in the Expense Universe.

The Board also considered information relating to Chartwell Investment Partners, LP’s costs and profits with respect to the Fund for the year ended June 30, 2013, noting that Chartwell had not realized a profit. The Board also considered the benefits received by Chartwell as a result of Chartwell’s relationship with the Fund, including research made available to it by broker-dealers that provide execution services to the Fund, and the intangible benefits of any favorable publicity arising in connection with the Fund’s performance. They noted that although there were no advisory fee breakpoints, the asset level of the Fund was not currently likely to lead to significant economies of scale, and that any such economies would be considered in the future, as the Fund’s assets grow.

Based on its review, including its consideration of each of the factors referred to above, the Board concluded that the nature, overall quality, and extent of the management and oversight services provided by Chartwell Investment Partners, LP to the Fund were satisfactory, and the compensation payable to Chartwell under the Advisory Agreement was fair and reasonable in light of the nature and quality of the services Chartwell provides to the Fund.

Conclusion

Based on its review, including its consideration of the fact that Chartwell Investment Partners, Inc.’s compensation under the proposed New Agreement is the same as the compensation of Chartwell Investment Partners, LP under the Initial Agreement, the Board concluded that Chartwell Investment Partners, Inc. would have the capabilities, resources and personnel necessary to manage the Fund, and that in light of the services to be provided by Chartwell Investment Partners, Inc. to the Fund the compensation to be paid to it under the New Agreement is fair and reasonable, and that approval of the New Agreement is in the best interest of the Fund and its shareholders.

Information Regarding Chartwell Investment Partners, Inc.

Chartwell Investment Partners, Inc., located at 1235 Westlakes Drive, Suite 400, Berwyn, Pennsylvania 19312, is the investment adviser to the Fund.  Chartwell is an investment adviser registered with the U.S. Securities and Exchange Commission (the “SEC”).  Chartwell is a wholly owned subisidary of TriState Capital Holdings, Inc., which is a publicly traded company.  As of December 31, 2013, Chartwell had approximately $7.5 billion under management.

The names and principal occupations of each principal executive officer and director of Chartwell, all located at 1235 Westlakes Drive, Suite 400, Berwyn, Pennsylvania 19312, are listed below:

Name	Principal Occupation/Title	Position(s) with the Fund (if any)
Timothy J. Riddle	Managing Partner, Director and Chief Executive Officer (“CEO”) of Chartwell	None
Michael J. McCloskey	Managing Partner, Director of Client Services of Chartwell	None
G. Gregory Hagar	Managing Partner, Chief Financial Officer and Chief Compliance Officer of Chartwell	None
James F. Getz	Director and Chairman of Chartwell; Chairman of the Board, CEO and President of TriState	None
James Minnick	Director of Chartwell; President and Director of Lovell Minnick Partners LLC, a Philadelphia private equity investment company	None
Richard Seidel	Director of Chartwell; Chairman of Girard Partners, Ltd., a registered investment advisory firm; Chairman of Girard Capital, LLC, a registered broker-dealer	None
James Dolan	Director of Chartwell; Managing Partner of Voyager Group L.P., a diversified company that invests in businesses involving technology, financial services, aviation and natural resources	None

The following information was provided by Chartwell Investment Partners, Inc. regarding the other mutual funds for which it serves as investment adviser or sub-adviser and which have investment objectives similar to those of the Fund.

Fund (Advised or Sub-Advised)	Fee Rate (Including Fee Waivers or Expense Reductions)	Total Fund Assets / Net Assets Sub-Advised by Chartwell
Russell Tax-Managed Mid & Small Cap Fund	0.40%1 (aggregated across Russell accounts)	$267.7 million (as of 12/31/13) / $67.9 million (as of 3/31/14)
Russell U.S. Small Cap Equity Fund	0.40%1 (aggregated across Russell accounts)	$1.7 billion (as of 12/31/13) / $282.9 million as of 3/31/14)

1	There are no fee waivers or expense reductions. The fee rate for these Funds is lower given the size of the mandate.

Terms of the Advisory Agreement

The terms of the New Agreement with Chartwell Investment Partners, Inc. are substantially the same as the terms of the Initial Agreement, except that, as required under the 1940 Act, the New Agreement will terminate with respect to the Fund 150 days after its effective date unless it is approved by a majority of the shareholders of the Fund.

If approved by the shareholders of the Fund, the New Agreement would continue in force with respect to the Fund until March 4, 2016, unless sooner terminated as provided in the New Agreement.  The New Agreement would continue in force from year to year thereafter with respect to the Fund so long as it is specifically approved at least annually in the manner required by the 1940 Act.

The New Agreement would automatically terminate in the event of its assignment (as defined in the 1940 Act).  The New Agreement could be terminated by the Trust at any time with respect to the Fund without the payment of any penalty, upon giving Chartwell Investment Partners, Inc. 60 days’ notice, provided that such termination has been directed by the Board or by a vote of the holders of a majority of the voting securities of the Fund.  The New Agreement could also be terminated by Chartwell on 60 days’ written notice.

Under the New Agreement, as under the Initial Agreement, Chartwell Investment Partners, Inc. would be entitled to annual fees of 1.00% of the average daily net assets of the Fund.  However, Chartwell has contractually agreed to waive its management fee and to absorb operating expenses to the extent necessary to limit the Fund’s total annual fund operating expenses (excluding any taxes, leverage interest, brokerage commissions, dividend and interest expenses on short sales, acquired fund fees and expenses as determined in accordance with Form N-1A, expenses incurred in connection with any merger or reorganization, or extraordinary expenses such as litigation expenses) to 1.40% and 1.05% of average daily net assets of the Fund’s Class A and Class I shares, respectively.  This agreement will remain in effect until February 28, 2015.  Chartwell is permitted to seek reimbursement from the Fund of previously waived fees or reimbursements to the Fund for three years from the date fees were waived or Fund expenses were paid if such repayment can be achieved within the Fund’s expense limit in effect at the time such expense was incurred and if certain other conditions are satisfied.  For the fiscal year ended October 31, 2013, Chartwell Investment Partners, LP waived its entire advisory fee with respect to the Fund.

Required Vote

Approval of the appointment of Chartwell Investment Partners, Inc. as investment adviser to the Fund will require the vote of a “majority of the outstanding voting securities” of the Fund as defined in the 1940 Act.  This means the lesser of (1) 67% or more of the shares of the Fund present at the Meeting if the owners of more than 50% of the Fund’s shares then outstanding are present in person or by proxy, or (2) more than 50% of the outstanding shares of the Fund entitled to vote at the Meeting.  If the appointment of Chartwell is not approved, the Board of Trustees will take appropriate action to ensure continuity of management of the Fund after reviewing the available alternatives, which may include approving another investment adviser, or may liquidate the Fund.

THE BOARD OF TRUSTEES RECOMMENDS THAT THE SHAREHOLDERS OF THE FUND APPROVE THE ADVISORY AGREEMENT BETWEEN THE TRUST AND CHARTWELL.

VOTING PROCEDURES

How to Vote

This Proxy is being solicited by the Board of Trustees of the Fund.  You can vote by mail or in person at the Meeting.

To vote by mail, sign and send us the enclosed Proxy voting card in the postage paid return envelope provided. If you vote by Proxy, you can revoke your Proxy by notifying the Secretary of the Trust in writing, or by returning a Proxy with a later date. You also can revoke a Proxy by voting in person at the Meeting. Even if you plan to attend the Meeting and vote in person, please return the enclosed Proxy card. This will help us ensure that an adequate number of shares are present at the Meeting.

Proxy Solicitation

Chartwell Investment Partners, Inc. will bear the expenses incurred in connection with preparing this Proxy Statement. In addition to the solicitation of proxies by mail, officers of the Trust and officers and employees of Chartwell, without additional compensation, may solicit proxies in person or by telephone. AST Solutions LLC has also been engaged to assist in the solicitation of proxies, at an estimated cost of $5,000. Chartwell will pay all of the costs of AST Solutions LLC related to the solicitation of the Fund’s proxies.

Quorum and Voting Requirements

The presence in person or by proxy of one third of the outstanding shares of the Fund entitled to vote will constitute a quorum for the Meeting. If a quorum is not present, sufficient votes are not received by the date of the Meeting, or the holders of shares present in person or by proxy determine to adjourn the Meeting for any other reason, a person named as proxy may propose one or more adjournments from time to time to permit further solicitation of proxies. The Fund will count all shares represented by proxies that reflect abstentions and “broker non-votes” (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or the person entitled to vote, and the broker or nominee does not have discretionary voting power on the matter) as shares that are present and entitled to vote for purposes of determining a quorum. A majority of shares of the Fund represented at the meeting can adjourn the Fund’s meeting. The persons named as proxies will vote in favor of adjournment those shares of the Fund which they represent if adjournment is necessary to obtain a quorum or to obtain a favorable vote on any proposal. “Broker non-votes” and abstentions will have the effect of votes against adjournment.

The Fund will count the number of votes cast “for” approval of the New Agreement to determine whether sufficient affirmative votes have been cast. Assuming the presence of a quorum, abstentions and broker non-votes have the effect of negative votes.

Information Regarding the Officers and Trustees of the Trust

No officers or Trustees of the Trust are officers, employees, directors, general partners or shareholders of Chartwell Investment Partners, Inc. or TriState. In addition, since November 9, 2011, no Trustee has had, directly or indirectly, a material interest, material transaction or material proposed transaction to which Chartwell or TriState, any of their parents or subsidiaries, or any subsidiaries of a parent of any such entities, was or is to be a party.

GENERAL INFORMATION

The principal executive offices of the Trust are located at 803 West Michigan Street, Milwaukee, Wisconsin 53233. Mutual Fund Administration Corporation, 2220 E. Route 66, Suite 226, Glendora, California 91740, serves as the Trust’s co-administrator, and UMB Fund Services, Inc., 803 West Michigan Street, Milwaukee, Wisconsin 53233, serves as the Trust’s other co-administrator, transfer agent, and fund accountant. The Trust’s principal underwriter is IMST Distributors, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101. UMB Bank National Association, 928 Grand Blvd, 5th Floor, Kansas City, Missouri 64106, serves as the custodian for the portfolio securities, cash and other assets of the Trust. Counsel to the Trust is Bingham McCutchen LLP, 355 South Grand Avenue, Suite 4400, Los Angeles, California 90071.

The Trust will furnish, without charge, a copy of the most recent annual report and semi-annual report to shareholders of the Fund upon request, once those reports become available. Requests for such reports should be directed to the Chartwell Fund, P.O. Box 2175, Milwaukee, Wisconsin 53201, or by calling 1-888-995-5505.

Submission of Proposals for Next Meeting of Shareholders

The Fund does not hold shareholder meetings annually. Any shareholder who wishes to submit a proposal to be included in the Fund’s proxy statement and form of proxy card for the Fund’s next meeting of shareholders should send the proposal to the Fund so that it will be received within a reasonable time before the Fund begins to print and mail its proxy materials relating to such meeting.

APPENDIX A

Shareholders Owning Beneficially or of Record More than 5%
of the Chartwell Small Cap Value Fund  - Class A

Shareholder Name and Address	Number of Shares Owned	Percentage of Shares Owned as of

Shareholders Owning Beneficially or of Record More than 5%
of the Chartwell Small Cap Value Fund  - Class I

Shareholder Name and Address	Number of Shares Owned	Percentage of Shares Owned as of

APPENDIX B
INVESTMENT ADVISORY AGREEMENT
BETWEEN
INVESTMENT MANAGERS SERIES TRUST
AND
CHARTWELL INVESTMENT PARTNERS, INC

THIS INVESTMENT ADVISORY AGREEMENT (the “Agreement”), dated as of March 5, 2014 is entered into by and between Investment Managers Series Trust, a Delaware statutory trust (the “Trust”), on behalf of its series listed in Appendix A, as amended from time to time (each a “Fund”), and Chartwell Investment Partners, Inc., a Pennsylvania corporation (the “Advisor”).

WHEREAS, the Advisor has agreed to furnish investment advisory services to each Fund, each a series of the Trust which is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, this Agreement has been approved in accordance with the provisions of the 1940 Act, and the Advisor is willing to furnish such services upon the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

1.         In General. The Advisor agrees, all as more fully set forth herein, to act as investment advisor to each Fund with respect to the investment of the Fund’s assets and the purchase of securities for and the sale of securities held in the investment portfolio of the Fund.

2.         Duties and Obligations of the Advisor with Respect to Investment of Assets of each Fund.

(a)      Subject to the succeeding provisions of this section and subject to the direction and control of the Trust’s Board of Trustees, the Advisor shall (i) act as investment advisor for and supervise and manage the investment and reinvestment of each Fund’s assets and, in connection therewith, have complete discretion in purchasing and selling securities and other assets for the Fund and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Fund; (ii) supervise the investment program of the Fund and the composition of its investment portfolio; (iii) arrange, subject to the provisions of paragraph 3 hereof, for the purchase and sale of securities and other assets held in the investment portfolio of the Fund; (iv) keep the Trust fully informed with regard to each Fund’s investment performance and investment mandate compliance; and (v) furnish the Trust with such other documents and information as the Trust may from time to time reasonably request.

(b)      In performing its duties under this Section 2 with respect to a Fund, the Advisor may choose to delegate some or all of its duties and obligations under this Agreement to one or more investment sub-advisors.  If the Advisor chooses to do so, such delegation may include but is not limited to delegating the voting of proxies relating to the Fund’s portfolio securities in accordance with the proxy voting policies and procedures of such investment sub-advisor; provided, however, that any such delegation shall be pursuant to an agreement with terms agreed upon by the Trust and approved in a manner consistent with the 1940 Act; and provided, further, that no such delegation shall relieve the Advisor from its duties and obligations of management and supervision of the management of the Fund’s assets pursuant to this Agreement and to applicable law.  If the Advisor delegates any of its duties and obligations under this Agreement with respect to a Fund to one or more investment sub-advisors, then subject to the requirements of the 1940 Act the Advisor shall have (i) overall supervisory responsibility for the general management and investment of the Fund’s assets; (ii) full discretion to select new or additional investment sub-advisors for the Fund; (iii) full discretion to enter into and materially modify existing sub-advisory agreements with investment sub-advisors; (iv) full discretion to terminate and replace any investment sub-advisor; and (v) full investment discretion to make all determinations with respect to the investment of the Fund’s assets not then managed by an investment sub-advisor.  In connection with the Advisor’s responsibilities with respect to any sub-advised Fund, the Advisor shall (x) assess the Fund’s investment focus and investment strategy for each sub-advised portfolio of the Fund; (y) perform diligence on and monitor the investment performance and adherence to compliance procedures of each investment sub-advisor providing services to the Fund; and (z) seek to implement decisions with respect to the allocation and reallocation of the Fund’s assets among one or more current or additional investment sub-advisors from time to time, as the Advisor deems appropriate, to enable the Fund to achieve its investment goals.  In addition, the Advisor shall monitor compliance by each investment sub-advisor of a Fund with the investment objectives, policies and restrictions of the Fund, and review and periodically report to the Board of Trustees of the Trust on the performance of each investment sub-advisor.

3.         Covenants.  In the performance of its duties under this Agreement, the Advisor:

(a)      shall at all times conform to, and act in accordance with, any requirements imposed by:  (i) the provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and all applicable Rules and Regulations of the Securities and Exchange Commission (the “SEC”); (ii) any other applicable provision of law; (iii) the provisions of the Agreement and Declaration of Trust and By-Laws of the Trust, as such documents are amended from time to time; (iv) the investment objectives and policies of each Fund as set forth in its Registration Statement on Form N-1A; and (v) compliance policies and procedures of the Trust adopted by the Board of Trustees of the Trust applicable to a Fund and communicated to the Advisor in writing;

(b)      will vote, or make arrangements to have voted, all proxies solicited by or with respect to the issuers of securities in which assets of a Fund may be invested from time to time in such a manner that the Advisor deems, in good faith, to be in the best interest of the Fund and in accordance with the Advisor’s proxy voting policy;

(c)      may direct the Fund’s custodian to open and maintain brokerage accounts for securities and other property in the name of the Fund;

(d)      will, with respect to each Fund’s assets not managed by an investment sub-advisor, place orders either directly with the issuer or with any broker or dealer.  Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, the Advisor will attempt to obtain the most favorable execution of its orders.  In placing orders, the Advisor will consider the experience and skill of the firm’s securities traders as well as the firm’s financial responsibility and administrative efficiency.  Consistent with this obligation, the Advisor may select brokers on the basis of the research, statistical and pricing services they provide to the Fund and other clients of the Advisor.  Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by the Advisor hereunder.  A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Advisor determines in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of the Advisor to the Fund and its other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long-term.  In no instance, however, will the Fund’s securities be purchased from or sold to the Advisor, or any affiliated person thereof, except to the extent permitted by the SEC or by applicable law;

(e)      will maintain errors and omissions insurance in an amount at least equal to that disclosed to the Board of Trustees in connection with its approval of this Agreement;

(f)      will supply such information to the Trust’s co-administrators and permit such reasonable compliance inspections by the Trust’s co-administrators during the Advisor’s normal business hours with respect to the activities of a Fund as shall be reasonably necessary to permit the co-administrators to satisfy their obligations and respond to the reasonable requests of the Board of Trustees, including without limitation full copies of all letters received by the Advisor during the term of this Agreement from the staff of the U.S. Securities and Exchange Commission regarding its examination of the activities of the Advisor with respect to a Fund; and

(g)      will use its best efforts to assist the Trust and each Fund in implementing the Trust’s disclosure controls and procedures, and will from time to time provide the Trust a written assessment of its compliance policies and procedures that is reasonably acceptable to the Trust to enable the Trust to fulfill its obligations under Rule 38a-1 under the 1940 Act.

4.         Services Not Exclusive.  Nothing in this Agreement shall prevent the Advisor or any officer, employee or affiliate thereof from acting as investment advisor for any other person, firm, corporation or investment company, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Advisor or any of its officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Advisor will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.

5.         Confidentiality.  The Advisor and the Trust each expressly undertakes to protect and to preserve the confidentiality of all information and know-how made available under or in connection with this Agreement, or the parties’ activities hereunder that is either designated as being confidential, or which, by the nature of the circumstances surrounding the disclosure, ought, in good faith, to be treated as proprietary or confidential (the “Confidential Information”).  Each party shall take reasonable security precautions, at least as great as the precautions it takes to protect its own confidential information but in any event using a reasonable standard of care, to keep confidential the Confidential Information.

Neither party shall disclose Confidential Information except: (a) to its employees, consultants, legal advisors or auditors having a need to know such Confidential Information; (b) in accordance with a judicial or other governmental order or when such disclosure is required by law, provided that prior to such disclosure the receiving party shall provide the disclosing party with written notice to the extent reasonably practicable and shall comply with any protective order or equivalent; or (c) in accordance with a regulatory audit or inquiry, without prior notice to the disclosing party, provided that the receiving party shall obtain a confidentiality undertaking from the regulatory agency where possible. Neither party will make use of any Confidential Information except as expressly authorized in this Agreement or as agreed to in writing between the parties.  However, the receiving party shall have no obligation to maintain the confidentiality of information that:  (a) it received rightfully from another party not known to be subject to a confidentiality provision; (b) the disclosing party discloses generally without any obligation of confidentiality; (c) is or subsequently becomes publicly available without the receiving party’s breach of any obligation owed the disclosing party; or (d) is independently developed by the receiving party without reliance upon or use of any Confidential Information.  Each party’s obligations under this clause shall survive for a period of three (3) years following the expiration or termination of this Agreement.

Notwithstanding anything herein to the contrary, each party to this Agreement may disclose any information with respect to the United States federal income tax treatment and tax structure (and any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transaction) of the transactions contemplated hereby.

6.         Books and Records.  In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Advisor hereby agrees that all records which it maintains for each Fund are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust’s request.  The Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.  Notwithstanding anything in this Agreement to the contrary, and to the extent permitted by applicable law, the Trust will not object to the Advisor maintaining copies of any such records, including the performance records of each Fund, and will not object to the Advisor using such performance records to promote its services to other accounts, including other fund accounts.

7.         Agency Cross and Rule 17a-7 Transactions.  From time to time, the Advisor or brokers or dealers affiliated with it may find themselves in a position to buy for certain of their brokerage clients (each an “Account”) securities which the Advisor’s investment advisory clients wish to sell, and to sell for certain of their brokerage clients securities which advisory clients wish to buy.  Where one of the parties is an advisory client, the Advisor or the affiliated broker or dealer cannot participate in this type of transaction (known as a cross transaction) on behalf of an advisory client and retain commissions from one or both parties to the transaction without the advisory client’s consent.  This is because in a situation where the Advisor is making the investment decision (as opposed to a brokerage client who makes his own investment decisions), and the Advisor or an affiliate is receiving commissions from both sides of the transaction, there is a potential conflicting division of loyalties and responsibilities on the Advisor’s part regarding the advisory client.  The SEC has adopted a rule under the Advisers Act which permits the Advisor or its affiliates to participate on behalf of an Account in agency cross transactions if the advisory client has given written consent in advance.  By execution of this Agreement, the Trust authorizes the Advisor or its affiliates to participate in agency cross transactions involving an Account.  The Advisor agrees that it will not arrange purchases or sales of securities between a Fund and an Account advised by the Advisor unless (a) the purchase or sale is in accordance with applicable law (including Rule17a-7 under the 1940 Act) and the Trust’s policies and procedures, (b) the Advisor determines that the purchase or sale is in the best interests of the Fund, and (c) the Trust’s Board of Trustees has approved these types of transactions.  The Trust may revoke its consent at any time by written notice to the Advisor.

8.         Expenses.  During the term of this Agreement, each Fund will bear all of its expenses not expressly assumed by the Advisor in writing incurred in the operation of the Fund and the offering of its shares.  Without limiting the generality of the foregoing:

(a)      Each Fund shall pay (i) fees payable to the Advisor pursuant to this Agreement; (ii) the cost (including brokerage commissions, transaction fees or charges, if any) incurred in connection with purchases and sales of the Fund’s portfolio securities and other investments and any losses in connection therewith; (iii) expenses of organizing the Fund; (iv) filing fees and expenses relating to registering and qualifying and maintaining the registration and qualification of the Fund’s shares for sale under federal and state securities laws; (v) the Fund’s share of compensation, fees and reimbursements paid to the Trust’s non-interested Trustees; (vi) fees or expenses of custodians, transfer agents, registrars, independent pricing vendors or other service providers (except sub-advisors); (vii) legal and accounting expenses, including costs for local representation in the Trust’s jurisdiction of organization and fees and expenses of special counsel, if any, for the Trust’s non-interested Trustees; (viii) all federal, state and local taxes (including stamp, excise, income and franchise taxes) and the preparation and filing of all returns and reports in connection therewith; (ix) cost of certificates, if any, and delivery to purchasers; (x) expenses of preparing and filing reports with federal and state regulatory authorities; (xi) the Fund’s share of expenses of shareholders’ meetings, meetings of the Board or any committee thereof, and other meetings of the Trust; (xii) expenses of preparing, printing and distributing proxy statements (unless otherwise agreed to by the Trust and the Advisor); (xiii) costs of any liability, uncollectible items of deposit and other insurance or fidelity bonds; (xiv) any costs, expenses or losses arising out of any liability of or claim for damage or other relief asserted against the Fund for violation of any law; (xv) expenses of preparing, typesetting, printing and distributing prospectuses and statements of additional information and any supplements thereto, and reports, statements, notices and dividends to the Fund’s shareholders; (xvi) shareholder servicing fees; (xvii) interest; (xviii) governmental fees; (xix) costs, including interest expenses and loan commitment fees, of borrowing money; (xx) website costs; (xxi) the Fund’s share of compensation, fees and expenses of the Trust’s chief compliance officer and any employees of the Trust; (xxii) audit fees; and (xxiii) the Fund’s share of litigation expenses and any non-recurring or extraordinary expenses as may arise, including, without limitation, expenses relating to the Trust’s obligation to indemnify others; and

(b)      the Advisor shall pay all expenses incurred by it in the performance of its duties under this Agreement, including all costs and expenses of its employees and any overhead incurred in connection with its duties hereunder, and all fees of any sub-advisors.

9.         Compensation of the Advisor.  Each Fund agrees to pay to the Advisor and the Advisor agrees to accept as full compensation for all services rendered by the Advisor as such, a fee accrued daily and paid monthly in arrears at an annual rate listed in Appendix A with respect to the Fund’s average daily net assets.  For any period less than a month during which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be.  The fee payable to the Advisor under this Agreement will be reduced to the extent required by any expense limitation agreement.  The Advisor may voluntarily absorb certain Fund expenses or waive all or a portion of its fee.

10.       Advisor’s Liability.  The Advisor will not be liable for any error of judgment or mistake of law or for any loss suffered by Advisor or by the Trust in connection with the performance of this Agreement, except (i) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services, (ii) a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement or (iii) a loss which arises out of or is based upon or in connection with any material misstatement or omission of a material fact in information regarding the Advisor furnished in writing by the Advisor to the Trust specifically for use in the Registration Statement on Form N-1A.

11.       Duration and Termination.  This Agreement shall become effective with respect to the Chartwell Small Cap Value Fund as of the date hereof and shall terminate 150 days after such effective date with respect to such Fund unless it has been approved by a majority of such Fund’s shareholders prior to such termination date (such period preceding such termination or Fund shareholder approval, the “Interim Period”).  If so approved, then unless sooner terminated with respect to such Fund as provided herein, this Agreement shall continue in effect with respect to such Fund until the second anniversary hereof.  With respect to any Fund other than the Chartwell Small Cap Value Fund, this Agreement shall become effective as of the respective date set forth in Appendix A, as amended from time to time by the Trust and the Advisor, and unless sooner terminated with respect to such Fund as provided herein, shall continue until the second anniversary of such effective date.

During the Interim Period, the Trust’s Board of Trustees or a majority of the Chartwell Small Cap Value Fund's outstanding voting securities may terminate this Agreement with respect to such Fund at any time, without the payment of any penalty, on ten days’ written notice to the Advisor, and the compensation earned under this Agreement with respect to such Fund will be held in an interest-bearing escrow account with such Fund's custodian.  If a majority of such Fund's outstanding voting securities approve this Agreement by the end of the 150-day period following the effective date of this Agreement with respect to such Fund, the amount in such escrow account (including interest earned) will be paid to the Advisor.  If a majority of such Fund’s outstanding voting securities do not approve this Agreement during such 150-day period, the Advisor will be paid, out of the escrow account, the lesser of (a) any costs incurred by the Advisor in performing its duties pursuant to this Agreement with respect to such Fund during the Interim Period (plus interest earned on that amount while in escrow), and (b) the total amount in the escrow account (plus interest earned).

After the second anniversary of the effective date of this Agreement with respect to each Fund, if not terminated with respect to such Fund, this Agreement shall continue in effect with respect to such Fund for successive periods of 12 months, provided such continuance is specifically approved at least annually by both (x) the vote of a majority of the Trust’s Board of Trustees or the vote of a majority of the outstanding voting securities of such Fund at the time outstanding and entitled to vote, and (y) the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.  Notwithstanding the foregoing, this Agreement may be terminated by the Trust at any time as to a Fund, without the payment of any penalty, upon giving the Advisor 60 days’ notice (which notice may be waived by the Advisor), provided that such termination by the Trust shall be directed or approved by the vote of a majority of the Trustees of the Trust in office at the time or by the vote of the holders of a majority of the voting securities of such Fund at the time outstanding and entitled to vote, or by the Advisor on 60 days’ written notice (which notice may be waived by the Trust).  This Agreement will also immediately terminate in the event of its assignment.  (As used in this Agreement, the terms “majority of the outstanding voting securities,” “interested person” and “assignment” shall have the same meanings of such terms in the 1940 Act.)

12.       Notices.  Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

13.       Amendment of this Agreement.  This Agreement may only be amended by an instrument in writing signed by the parties hereto.  Any amendment of this Agreement shall be subject to the 1940 Act.

14.       Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the 1940 Act.

15.       Use of the Names of each Fund.  Each Fund shall have a limited royalty-free license to use the name “Chartwell” or any derivation thereof in the ordinary course of operations and marketing of the Fund only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect.  During the term of this Agreement, the Advisor shall have the right to review any sales or other marketing materials for each Fund using the name of the Advisor and/or its affiliates.  Within 60 days from such time as this Agreement shall no longer be in effect, each Fund shall cease to use such a name or any other name connected with the Advisor and shall promptly amend, and, if necessary, file such amendments to, any applicable organizations document, changing the name so that the Advisor’s name is not included in the name of the Fund.

16.       Additional Limitation of Liability.  The parties hereto are expressly put on notice that a Certificate of Trust, referring to the Trust’s Agreement and Declaration of Trust (the “Certificate”), is on file with the Secretary of the State of Delaware.  The Certificate was executed by a trustee of the Trust on behalf of the Trust as trustee, and not individually, and, as provided in the Trust’s Agreement and Declaration of Trust, the obligations of the Trust are not binding on the Trust’s trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust, or the particular series in question, as the case may be.

17.       Miscellaneous.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.  This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

18.       Counterparts.  This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers, all as of the day and the year first above written.

THE TRUST: INVESTMENT MANAGERS SERIES TRUST on behalf of each Fund listed on Appendix A

By:
Name:
Title:

THE ADVISOR: CHARTWELL INVESTMENT PARTNERS, INC

By:
Name:
Title:

Appendix A

Fund	Advisor Fee	Effective Date
Chartwell Small Cap Value Fund	1.00%	03/05/2014